Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Furmanite Corporation
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-188489, 333-159632, 333-159630, 333-101996, 333-83968, 333-68558, 333-60195, 333-22109, 333-14071, 333-14067, and 33-54027) of Furmanite Corporation, of our reports dated March 10, 2015, relating to the 2014 consolidated financial statements, and the effectiveness of Furmanite Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
March 10, 2015